EXHIBIT 24

FORM 10-K
POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints GILBERT L. KLEMANN, II, C. RICHARD MATHEWS, KATHERINE A. O’HARA and KIM K. AZZARELLI and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the 2004 Annual Report on Form 10-K of Avon Products, Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney as of March 2, 2005.

Signature	Title

/s/ Andrea Jung

Andrea Jung	Chairman of the Board and Chief Executive Officer and Director -
Principal Executive Officer

/s/ Susan J. Kropf

Susan J. Kropf	President and Chief Operating Officer and Director

/s/ Robert J. Corti

Robert J. Corti	Executive Vice President and Chief Financial Officer –
Principal Financial Officer

/s/ Janice Marolda Klettner

Janice Marolda Klettner	Vice President and Controller – Principal Accounting Officer

/s/ W. Don Cornwell

W. Don Cornwell	Director

/s/ Edward T. Fogarty

Edward T. Fogarty	Director

/s/ Stanley C. Gault

Stanley C. Gault	Director

/s/ Fred Hassan

Fred Hassan	Director

/s/ Maria Elena Lagomasino

Maria Elena Lagomasino	Director

/s/ Ann S. Moore

Ann S. Moore	Director

/s/ Paula Stern

Paula Stern	Director

/s/ Lawrence A. Weinbach

Lawrence A. Weinbach	Director